Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Adeel Rouf, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Voyager Acquisition Corp. on Form 10-K for the fiscal year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Voyager Acquisition Corp. at the dates and for the periods indicated.

Date: March 10, 2026

By:	/s/ Adeel Rouf
Adeel Rouf
Chief Executive Officer

I, Alex Rogers, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Voyager Acquisition Corp. on Form 10-K for the fiscal year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Voyager Acquisition Corp. at the dates and for the periods indicated.

Date: March 10, 2026

By:	/s/ Alex Rogers
Alex Rogers
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Voyager Acquisition Corp. and will be retained by Voyager Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.